Exhibit 99.1

Independent Auditors’ Report

The Members

WSRH Indian Wells Mezz, LLC:

We have audited the accompanying consolidated balance sheet of WSRH Indian Wells Mezz, LLC (a Delaware limited liability company) and its consolidated subsidiary (collectively, the Company) as of December 31, 2006, and the related consolidated statements of operations, members’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the management of the Company. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of WSRH Indian Wells Mezz, LLC and its consolidated subsidiary as of December 31, 2006, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Chicago, Illinois

April 9, 2007

WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Consolidated Balance Sheet

December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$1,463,198
Cash held by hotel manager	717,593
Restricted cash	4,583,957
Accounts receivable, net of allowance for doubtful accounts of $74,659	3,504,465
Inventories	302,131
Prepaid expenses	553,516
Total current assets	11,124,860

Investment in hotel property:
Land	14,318,621
Building and improvements	51,675,633
Furniture, fixtures, and equipment	8,036,165
74,030,419
Less accumulated depreciation	(4,420,800)
Total investment in hotel property, net of accumulated depreciation	69,609,619

Other assets	128,189

Deferred financing costs, net of accumulated amortization	93,578

Total assets	$80,956,246

Liabilities and Members’ Equity

Current liabilities:
Accrued interest payable	$268,533
Accounts payable and accrued expenses	3,473,745
Advance deposits	689,842
Due to affiliate	3,761,362
Total current liabilities	8,193,482

Notes payable	61,500,000

Total liabilities	69,693,482

Commitments and contingencies

Members’ equity	11,262,764

Total liabilities and members’ equity	$80,956,246

See accompanying notes to consolidated financial statements.

WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Consolidated Statement of Operations

Year Ended December 31, 2006

Department revenues:
Rooms	$24,409,759
Food and beverage	21,784,638
Telephone	259,050
Other	2,883,188
Total department revenues	49,336,635
Department expenses:
Rooms	5,913,717
Food and beverage	17,693,125
Telephone	622,495
Other	1,896,084
Total department expenses	26,125,421
Operating expenses:
Sales and marketing	4,008,541
General and administrative	3,828,548
Utilities	2,624,527
Repairs and maintenance	2,519,368
Insurance and claims expense	1,290,497
Management fee	1,580,099
Real estate taxes	926,047
Depreciation	3,026,584
Training and relocation	132,733
Other	369,468
Total operating expenses	20,306,412
Operating income	2,904,802
Other expenses:
Interest expense	4,234,224
Amortization of deferred financing costs	64,156
Total other expenses	4,298,380
Net loss	$(1,393,578)

See accompanying notes to consolidated financial statements.

WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Consolidated Statement of Members’ Equity

Year Ended December 31, 2006

	WSRH Holdings, LLC 99%	Walton Acquisition REOC Holdings IV, LLC 0.802%	Rockpoint Hotel Acquisition Holdings I, LLC 0.198%	Total
Balance – December 31, 2005	$12,529,779	$101,503	$25,060	$12,656,342
Net loss	(1,379,642)	(11,177)	(2,759)	(1,393,578)
Balance – December 31, 2006	$11,150,137	$90,326	$22,301	$11,262,764

See accompanying notes to consolidated financial statements.

WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Consolidated Statement of Cash Flows

Year Ended December 31, 2006

Cash flows from operating activities:
Net loss	$(1,393,578)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	3,090,740
Change in fair market value of interest rate caps	35,240
Changes in assets and liabilities:
Accounts receivable, net	547,405
Inventories	(20,781)
Prepaid expenses	63,962
Other assets	1,347
Accrued interest payable	48,081
Accounts payable and accrued expenses	949,764
Advance deposits	63,590
Net cash provided by operating activities	3,385,770
Cash flows from investing activities:
Capital additions to hotel property	(5,562,311)
Restricted cash	3,360,107
Net cash used in investing activities	(2,202,204)
Cash flows from financing activities:
Due to affiliate	786,030
Net cash provided by financing activities	786,030
Net increase in cash and cash equivalents and
cash held by hotel manager	1,969,596
Cash and cash equivalents and cash held by hotel manager, beginning of year	211,195
Cash and cash equivalents and cash held by hotel manager, end of year	$2,180,791
Supplemental disclosure of cash flow information:
Cash paid for interest	$4,186,143

See accompanying notes to consolidated financial statements.

WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2006

(1)	Organization

WSRH Indian Wells Mezz, LLC (WSRH Indian Wells Mezz), a Delaware limited liability company, was formed on June 17, 2005 by WSRH Holdings, LLC (WSRH Holdings), Walton Acquisition REOC Holdings IV, LLC (REOC), and Rockpoint Hotel Acquisition Holdings I, LLC (Rockpoint). WSRH Holdings, REOC, and Rockpoint own 99%, 0.802%, and 0.198%, respectively, of WSRH Indian Wells Mezz. The Limited Liability Company Agreement provides that all contributions, distributions of proceeds, and profits and losses be made pro rata in accordance with the Members’ ownership interests. Concurrently, WSRH Indian Wells Mezz formed WSRH Indian Wells, LLC (WSRH Indian Wells), a wholly owned Delaware limited liability company. WSRH Indian Wells Mezz and WSRH Indian Wells shall exist until terminated, as provided in the limited liability company agreements. WSRH Indian Wells was formed to acquire, own, and operate the Renaissance Esmeralda Resort and Spa (the Hotel), a 560-room hotel in Indian Wells, California. An independent hotel operator operates the Hotel under an existing management agreement (note 5). The Hotel was acquired on June 17, 2005.

The accompanying consolidated financial statements include the accounts of WSRH Indian Wells Mezz and WSRH Indian Wells, collectively, the Company. The effects of all significant intercompany balances and transactions between WSRH Indian Wells Mezz and WSRH Indian Wells have been eliminated in consolidation.

(2)	Summary of Significant Accounting Policies

Basis of Presentation

The Company is operated on a calendar year basis. However, the Hotel’s fiscal year comprises 52 or 53 weeks, ending on the Friday closest to December 31. The related fiscal year for the Hotel ended on December 29, 2006.

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments purchased with an original maturity date of three months or less, including treasury and government money market funds. The Company places its cash and cash equivalents balances with high credit quality and federally insured institutions. Cash and cash equivalents balances with any one institution may be in excess of federally insured limits or may be invested in nonfederally insured mutual funds.

Cash Held by Hotel Manager

Cash held by hotel manager includes cash of the Company held at the Hotel level bank accounts maintained by the hotel manager on behalf of the Company.

Restricted Cash

Restricted cash includes amounts reserved for interest and capital improvements as required pursuant to the terms of the notes payable agreements (note 3). At December 31, 2006, these escrow balances were approximately $3,128,000 and are included in the accompanying consolidated balance sheet.

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WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2006

Inventories

Inventories, consisting primarily of food and beverage, are stated at the lower of cost or market. Cost is determined using the first-in, first-out method.

Investment in Hotel Property

On June 17, 2005, the Company acquired the Hotel for a total purchase price of $66,608,000 before closing costs and prorations. The acquisition was financed through a combination of third-party notes payable totaling $61,500,000 (note 3), and capital contributions of approximately $16,692,000.

Investment in hotel property is stated at cost and is depreciated using the straight-line method over estimated useful lives of 39 years for building, 15 years for improvements, and 5 years for furniture, fixtures, and equipment.

The Company capitalizes expenditures for major additions and improvements and charges operating expenses for the cost of current maintenance and repair expenditures, which do not materially improve or extend the life of the respective assets.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying value of the Hotel for impairment if circumstances exist indicating the carrying value of the investment in the Hotel may not be recoverable. If events or circumstances support the possibility of impairment, the Company prepares a projection of the undiscounted future cash flows, without interest charges, of the Hotel to determine if the investment is recoverable. If impairment is indicated, an adjustment will be made to the carrying value of the Hotel to reduce the carrying value to its current fair value. The Company does not believe that there are any events or circumstances indicating impairment of its investment in the Hotel at December 31, 2006.

Acquisitions

The acquisition of the Hotel was accounted for utilizing the purchase method and, accordingly, the results of operations are included in the Company’s results of operations from the date of acquisition. The Company has used estimates of future cash flows and other valuation techniques to allocate the purchase price of the acquired Hotel among land, building and improvements, furniture, fixtures, and equipment, and other acquired intangibles.

Revenue Recognition

The Company recognizes hotel operating revenue on an accrual basis consistent with the Hotel’s operations.

Derivatives and Hedging Instruments

The Company may use derivative instruments such as interest rate swaps and caps primarily to manage exposure to variability of cash flows to be paid related to interest rate risks inherent in variable rate debt. All of the Company’s derivatives are recognized as assets or liabilities on the balance sheet and are recorded at fair value. The Company does not enter into derivatives for speculative or trading purposes.

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WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2006

To the extent the Company designates a derivative as a hedging instrument, the effective portion of change in the fair value of the derivative would initially be reported in other comprehensive income (loss) and subsequently recognized in the income statement when the hedged transaction affects income. The ineffective portion of the change in the fair value would be recognized as interest expense. The Company would classify such derivatives as cash flow hedges and formally document all relationships between the hedging instruments and the hedged items, as well as its risk management objectives and strategies for undertaking the hedge transactions and how hedge effectiveness and ineffectiveness will be measured.

To the extent the Company does not designate a derivative as a hedging instrument, the change in the fair value of the derivative is reported in current earnings (other income or expense).

Income Taxes

No provision for income taxes has been made as the liability for such taxes is that of the members of the Company. The Company is subject to certain state and local income taxes which are not material to the financial statements.

Deferred Financing Costs

Loan fees and costs have been deferred and are being amortized over the term of the loan. Deferred financing costs are shown net of accumulated amortization of $93,580 at December 31, 2006.

Use of Estimates

In preparing the consolidated financial statements in conformity with U.S. generally accepted accounting principles, management of the Company makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Asset Retirement Obligations

Statement of Financial Accounting Standards (SFAS) No. 143, Accounting for Asset Retirement Obligations, requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of the fair value can be made. During 2005, Financial Accounting Standards Board Interpretation (FASB) No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations, was issued, clarifying the required accounting and measurement process for an asset retirement obligation for which settlement is subject to uncertainties that may or may not be within the control of an entity (a conditional asset retirement obligation). In connection with the issuance of FIN 47, the Company evaluated any potential asset retirement obligations including those related to disposal of asbestos-containing materials. Based on this review conducted in the year of acquisition, the Company did not identify any significant conditional asset retirement obligations related to the Hotel.

(3)	Notes Payable

On June 17, 2005, the Company obtained a loan in the amount of $53,500,000 to fund the acquisition of the Hotel. The loan is secured by the Hotel and requires monthly installments of interest-only payments at

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WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2006

a rate of one-month LIBOR plus 1.31% (6.68% at December 31, 2006) through maturity on July 9, 2008. The loan allows for two one-year extensions of the maturity date if certain conditions are satisfied.

In addition to the above loan, on June 17, 2005, the Company obtained a mezzanine note totaling $8,000,000 to fund the acquisition of the Hotel. The mezzanine note is payable in monthly installments of interest only at a rate of one-month LIBOR plus 4.88% (10.25% at December 31, 2006) through maturity on July 9, 2008 and is unsecured. The mezzanine note allows for two one-year extensions of the maturity date if certain conditions are satisfied.

The notes payable agreements do not require that the Company meet any financial covenants to remain in compliance with the terms and conditions of the agreements.

In connection with the above mentioned notes, the Company entered into the following interest rate cap agreements that continued to be in place as of December 31, 2006:

						Fair value of
						interest rate
						cap at
	Notional			Expiration	Cap	December 31,
Instrument	amount	Cap rate		date	premium	2006
Interest rate cap	$26,750,000	5.0%		7/9/2008	$127,000	112,686
Interest rate cap	26,750,000	7.3	*	7/9/2008	2,739	—
Interest rate cap	4,000,000	5.0		7/9/2008	19,000	16,850
Interest rate cap	4,000,000	7.3	*	7/9/2008	410	—
	$61,500,000				$149,149	129,536
*	Percentage increases during the interest rate cap term.

The Company elected to not designate the interest rate caps as hedges under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and, as such, the Company recognizes changes in fair value into earnings. For the year ended December 31, 2006, the Company recognized a loss of $35,240 which is included in other operating expenses in the accompanying consolidated statement of operations.

(4)	Due to Affiliate

Certain payments have been made for the Company by an affiliate. Such payments have been accrued and are included in due to affiliate in the accompanying consolidated balance sheet.

(5)	Management Agreement

On June 17, 2005, the Company entered into a Management Agreement with Renaissance Hotel Operating Partnership (Renaissance or Manager). The Management Agreement expires in 2025 with three automatic extensions for periods of 10 years each. The Management Agreement requires a base management fee equal to 3% of gross revenues (as defined) and an incentive management fee equal to 20% of available cash (as defined). Pursuant to the terms of the Management Agreement, Renaissance provides the Hotel with various services and supplies, including marketing, reservations, construction management, and insurance. Renaissance also provides working capital sufficient to fund the day-to-day operations of the Hotel.

9	(Continued)

WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2006

Base and incentive management fee expense was approximately $1,480,000 and $0, respectively, for the year ended December 31, 2006.

The Manager is responsible for maintaining the Hotel’s furniture, fixtures, and equipment and making purchases as considered necessary. Pursuant to the Management Agreement, the Company is responsible for funding an escrow account (the FF&E Reserve) with 4% of the Hotel’s gross revenue, as defined in the Management Agreement, for capital expenditures and the replacement or refurbishment of furniture, fixtures, and equipment of the Hotel. Upon purchase of furniture, fixtures, and equipment, the Manager requests reimbursement from the FF&E Reserve. At December 31, 2006, the FF&E Reserve balance was approximately $1,456,000 and is included in restricted cash in the accompanying consolidated balance sheet.

(6)	Employee Benefit Plan

Renaissance sponsors and maintains a 401(k) savings plan in which full-time employees of the Hotel are offered participation upon completion of one year of service. Employee contributions to the plan are matched by Renaissance on a percentage basis up to 6% of employee salaries. Renaissance’s contributions for the year ended December 31, 2006 were approximately $433,000, which were reimbursed by the Company, and are recorded in general and administrative expenses in the accompanying consolidated statement of operations.

(7)	Oversight Agreement

On June 17, 2005, the Company entered into an Oversight Agreement with SCS Hotels, Inc. (SCS). The Oversight Agreement expires in one year with a one-year automatic extension period. The Company extended the Oversight Agreement for one year effective June 17, 2006. The Oversight Agreement requires a fee of $25,000 per quarter. Pursuant to the terms of the Oversight Agreement, SCS advises the Company in various areas, including monitoring of Hotel operations, budgets, capital expenditures, and marketing. Oversight fees of approximately $100,000 are included in management fee expense on the accompanying consolidated statement of operations for the year ended December 31, 2006.

10	(Continued)

WSRH INDIAN WELLS MEZZ, LLC

(A Delaware Limited Liability Company)

Notes to Consolidated Financial Statements

December 31, 2006

(8)	Commitments and Contingencies

The nature of the operations of the Hotel exposes it to the risk of claims and litigation in the normal course of its business. Although the outcome of such matters cannot be determined, management believes the ultimate resolution of these matters will not have a material adverse effect on the financial position or operations of the Company.

(9)	Subsequent Event

On April 9, 2007 the loans related to the Company were refinanced with a new lender. The refinanced notes payable were for approximately $87,975,000. The notes are payable in monthly installments of interest-only payments and have an interest rate of LIBOR plus 1.55% with an initial maturity date of May 1, 2009. In addition, the loans allow for 3 one-year extensions of the maturity date if certain conditions are satisfied. As a result of this refinancing the Company distributed approximately $23,000,000 to its Members.

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